SCHEDULE 14-C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Definitive Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

PRECISION AEROSPACE COMPONENTS, INC.
(Name of Registrant as Specified In Its Charter)

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[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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PRECISION AEROSPACE COMPONENTS, INC.
2200 Arthur Kill Rd.,
Staten Island, New York 10309

NOTICE OF MAJORITY SHAREHOLDERS CONSENT
October ___, 2009

To the Stockholders of Precision Aerospace Components, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Precision Aerospace Components, Inc., a Delaware corporation (the “Company”), in connection with action taken by the holders of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated as of the 2nd day of October, 2009, the amendment of the Company's Certificate of Incorporation to effect a reverse split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) of 1 for 500, so that every five hundred (500) outstanding shares of Common Stock before the reverse split shall represent one share of Common Stock after the reverse split.

Following the determination of the exact amount of the reverse split (the “Reverse Split”) and upon the date of its effectiveness, both the Company’s common stock and the Company’s Series B Convertible Preferred Stock shall automatically (and without any action on the part of the holders) convert into the Company’s post conversion Common Stock.  Upon the conversion, the present holders of the Company’s Series B Convertible Preferred Stock will hold approximately 96% of our issued and outstanding shares of common stock.

The actions to be taken pursuant to the written consent shall be taken at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 10th day after this Information Statement is so mailed or furnished.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of the Board of Directors,

Andrew S. Prince
President and Chief Executive Officer

Dated: October 5, 2009

INFORMATION STATEMENT
OF
PRECISION AEROSPACE COMPONENTS, INC.

2200 Arthur Kill Rd.,
Staten Island, New York 10309

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
PRECISION AEROSPACE COMPONENTS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Precision Aerospace Components, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors by unanimous written consent as of October 1, 2009, and the approval of such corporate action by the written consent, dated as of October 2, 2009, of those stockholders of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding on such date. Stockholders holding in the aggregate 19,481,700 shares of Common Stock, 58.5% of the Common Stock outstanding on such date, approved the corporate action described below.  Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about October 26, 2009, and the transaction described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 10th day after this Information Statement is so mailed or furnished.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

By unanimous written consent of the Board of Directors of the Company as of October 1, 2009, the Board of Directors adopted resolutions approving a reverse split of the Company’s Common Stock on the basis of one share for every five hundred outstanding shares, so that every five hundred outstanding shares of Common Stock before the reverse stock split shall represent one share of Common Stock after the reverse stock split (the “Reverse Split”) and proposing that such resolution be submitted for a vote of the stockholders of the Corporation (the “Board Consent”).  The Board Consent is attached hereto as Appendix A.

The action taken by the Board of Directors with respect to the Reverse Split and amending the Company’s Certificate of Incorporation to effect the Reverse Split (the “Amendment”) was subsequently adopted by the written consent of the Company’s stockholders entitled to vote a majority of the shares of Common Stock then outstanding as of October 2, 2009 (the “Stockholder Consent”).  The Stockholder Consent is attached hereto as Appendix B.

The reasons for, and general effect of, the Reverse Split is described in “APPROVAL OF A RESOLUTION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT.”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about October 26, 2009. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.  This Information Statement is being furnished by the Corporation and is available through the “Investor Relations” tab on the Corporation’s website at: www.precaeroinc.com.

VOTE OBTAINED - DELAWARE LAW

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), unless otherwise provided in the certificate of incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted.  In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize and obtained the written consent of the holders of a majority in interest of our Common Stock. As of October 2, 2009, there were 33,324,691 shares of Common Stock of the Company issued and outstanding.  Each holder of Common Stock is entitled to one vote for each share held by such holder.

Stockholders holding in the aggregate 19,481,700 shares of Common Stock or 58.5% of the Common Stock outstanding on such date approved the Reverse Split and the filing of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

ADDITIONAL INFORMATION

Voting Securities; Beneficial Ownership of the Company's Common Stock

The Company's common stock is the only class of voting equity securities that is currently outstanding and entitled to vote at a meeting of the Company's stockholders.  Each share of common stock entitles the holder thereof to one (1) vote.

The Company also has Series A and Series B Convertible Preferred Shares outstanding.  These shares are nonvoting (until converted into common shares).  The Series B Convertible Preferred Shares automatically convert to common shares at the time of occurrence of the Reverse Split.

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of October 2, 2009, and as it would be immediately after the Reverse Split if conducted on such date at a reverse rate of 500:1, for: (i) each person who is known by the Company to beneficially own more than 5 percent of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Named Executive Officers, and (iv) all directors and executive officers as a group.  As of October 2, 2009, the Company had 33,324,691 shares of Common Stock outstanding.  Immediately after the Reverse Split (and the automatic conversion of the Series B Convertible Preferred Stock) it will have approximately 1,753,250 shares of Common Stock (the exact amount would depend on the issuance of full shares for fractional shares).
Name and Address (1) Position	Shares Beneficially Owned Before the Reverse Split	Voting Percentage of Outstanding Shares Before the Reverse Split (2)	Shares Beneficially Owned After the Reverse Split		Voting Percentage of Outstanding Shares After the Reverse Split (3)
Richard Kreger (4)	69,111,309(5)	7.3%	1,346,229	(6)	9.5%

Alex Kreger - Executive Chairman and Director	13,992,000(7)	41.1%	934,349	(8)	53.3%

BGRS (9)	3,150,000	9.5%	241,290		13.8%

Aimee Brooks (10)	1,722,000	5.2%	117,435		6.7%

Robert Adler - Director	300,000	0%	600		0%

Donald Barger - Director	750,000	0%	1,500		0%

Chris Phillips - Director	300,000	0%	600		0%

David Walters - Director	300,000	0%	600		0%

All Directors, Executive Officers and Director Nominees before the Reverse Split, As a Group	15,642,000	41.1%	-		-

All Directors, Executive Officers and Director Nominees after the Reverse Split, As a Group	-	-	937,649		53.5%

                (1) Except where otherwise noted, the address of the beneficial owner is deemed to be the same address as the Company.
(2)  The numbers in this column are based on 33,324,691 common shares outstanding.  The percentage is the voting shares held by the individual prior to any additional exercise or conversion.
(3)  The numbers are based on 1,753,250 common shares outstanding, which represents the number of common shares the Company has outstanding after the Reverse Split and the automatic conversion of the Series B Convertible Preferred Stock into common stock.  The percentage is the voting shares held by the individual prior to any additional exercise or conversion.
(4) 14 Lords Highway, Weston, CT
(5) Includes all shares of Common Stock, up to the maximum presently authorized shares of Company common stock issuable, upon conversion of either Series A Convertible Preferred Stock or Series A or Series B warrants held by Mr. Richard Kreger.  Were sufficient shares of Company common stock available, and all warrants and conversion of preferred series A effected, a total of 592, 486,771 shares could be held by Mr. Kreger in addition to his Series B shares which only could be converted at the time of the reverse split.  Pre reverse split Mr. Richard Kreger holds 2,436,000 shares of the Company’s common stock.
(6) After the reverse split and conversion of the Series B shares Mr. Kreger will hold 166,128 of the outstanding common shares without further conversion of his warrants or Series A Convertible Preferred Stock.
(7) Included within the total are 300,000 options.
(8) Included within the total are 600 options.
(9) 12333 Fair Hill Road Rydal, PA 19046
(10) 12 Graham Terrace, Montclair, NJ 07042

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of the holders together entitled to vote a majority of the issued and outstanding shares of Common Stock:

APPROVAL OF A RESOLUTION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT

The Reverse Split

A Reverse Split will reduce the number of outstanding shares of our common stock by reclassifying and converting all outstanding shares of our common stock into a proportionately fewer number of shares of common stock.  This action will also result in a relative increase in the available number of authorized but unissued shares of our common stock, because the number of shares authorized for issuance is otherwise unchanged by the split.  Each stockholder’s proportionate ownership of the fully diluted shares of our common stock would remain the same, except for minor changes that may result from additional shares issued in connection with fractional shares.  With the exception of adjustments for those shareholders with fractional shares, the Reverse Split will not affect any stockholder’s proportional equity interest in the Company in relation to other shareholders or rights, preferences, privileges or priorities.  Outstanding shares of new common stock resulting from the Reverse Split will remain fully paid and non-assessable.

Purposes of the Reverse Split

The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock of one share for every five hundred shares outstanding so that every five hundred outstanding shares of Common Stock before the stock split shall represent one share of Common Stock after the stock split, with all fractional shares rounded up to the next whole share (the “Reverse Split”).  On a fully diluted basis, prior to the Reverse Split there would be 8,139,190,795 shares of our common stock issued.  The Board of Directors believes that the Reverse Split will afford us a more suitable capital structure and will better enable the Company to utilize its Common Stock to raise capital and as consideration in acquisition and other activities.  Additionally, pursuant to the Securities Purchase Agreement the Company entered in July 2006, we agreed to effect a Reverse Split.  Consequently, the Board of Directors has recommended that we carry out the Reverse Split.

Although the market price per share of our common stock may increase as a result of the Reverse Split, the effect of the Reverse Split cannot be predicted.  There can be no assurance that the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding resulting for a Reverse Split.  The market price of our common stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Disadvantages of a Reverse Stock Split

Even though the Company’s Board of Directors believes that the potential advantages of the Reverse Split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock.  These odd lots may be more difficult to sell than shares of our common stock in even multiples of 100.

Because a reverse stock split, together with an increase in authorized shares as described above, would result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.  For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that our Board of Directors determines is not in our best interests or those of our stockholders.  The increase in the number of authorized but unissued shares of common stock may therefore have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of unsolicited takeover attempts, the increase in the number of authorized but unissued shares of common stock may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that otherwise may be available under a merger proposal.  The increase in the number of authorized but unissued shares of common stock may have the effect of permitting our current members of management, including our current board members, to retain their position, and place them in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.  However, our Board of Directors is not aware of any attempt to take control of the Company, and our Board of Directors did not propose the Reverse Split with the intent that the increase in the number of authorized but unissued shares of common stock be utilized as a type of anti-takeover device.

The increased number of authorized but unissued shares of our common stock could be issued by our Board of Directors without further stockholder approval, which could result in dilution to the holders of our common stock.

Principal Effects of the Reverse Split

On the effective date of the Reverse Split, each five hundred shares of our Common Stock issued and outstanding immediately prior to the Reverse Split effective date (the “Old Shares”) will automatically and without any action on the part of the stockholders be converted into one share of our Common Stock (the “New Shares”). In the following discussion, we provide examples of the effects of a one-for-two hundred fifty reverse stock split.

Corporate Matters.  The Reverse Split would have the following effects based upon the number of shares of Common Stock outstanding as of October 2, 2009 in a one-for- two hundred fifty reverse stock split (without giving effect to the fractional shareholdings after the reverse which will be rounded to become full shares):

Based upon the 33,324,691 Old Shares outstanding on the record date, the Reverse Split (in combination with the issuance of New Shares on conversion of the Series B Convertible Preferred Stock) would decrease the outstanding shares of common stock to approximately 1,753,250 New Shares outstanding, including the shares of common stock to be issued on conversion of the Series B Preferred Stock.  At the time of the Reverse Split the present holders of our Old Shares will receive 66,650 New Shares and the holders of our 2,811,000 outstanding shares of the Company’s Series B convertible preferred shares will receive 1,686,600 New Shares.

Following the effectiveness of the Reverse Split, every 500 Old Shares owned by a stockholder, will represent and be exchanged for one New Share and every 1 (one) share of our Series B Convertible Preferred Stock will be exchanged for 0.6 (six tenths) New Shares.

The Reverse Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock.  The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company on a fully diluted basis, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share; the percentage ownership interests on the basis of shares outstanding will be reduced due to the conversion into common shares of all of the Company’s series B Convertible Preferred Shares.  As described below, stockholders and holders of preferred stock, options and warrants holding fractional shares will have their shares rounded up to the nearest whole number.  Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of common stock.  Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.  We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares.  No scrip or fractional share certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the one for five hundred reverse stock split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number.  The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Options and Warrants.  Holders of options and warrants to purchase shares of Common Stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of Common Stock not evenly divisible by the reverse split ratio, will receive a number of shares of Common Stock rounded up to the nearest whole number.

Authorized Shares.  The Company is presently authorized under its Certificate of Incorporation to issue 100,000,000 shares of Common Stock.  Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock would remain the same, although the number of shares of Common Stock issued and outstanding will decrease.  The issuance in the future of additional shares of our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock.  The effective increase in the number of authorized but unissued and unreserved shares of the Company’s Common Stock may be construed as having an anti-takeover effect as further discussed below.  Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise.  If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted.  Also, the then issued shares may have rights, preferences or privileges senior to those of our Common Stock.

Accounting Matters.  The Reverse Split will not affect the par value of our Common Stock.  As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the reverse split ratio (that is, in a one-for-five hundred reverse stock split, the stated capital attributable to our Common Stock will be reduced to one five hundredth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.  The per-share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect.  Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split was not proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board of Directors and stockholders.  Other than the Reverse Split and Amendment, our Board of Directors does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.  The Company is presently seeking to raise additional capital which could involve issuance of additional common stock or other securities convertible into common stock.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

The Reverse Split will be accomplished by the Company filing an Amended and Restated Certificate of Incorporation.  The filing shall include the following paragraphs in substantially the following form:

“The total number of shares of stock which this Corporation is authorized to issue is one hundred ten million (110,000,000) shares, of which:

I.	Ten million (10,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.001 per share; and

II.	One hundred million (100,000,000) shares shall be designated as Common Stock, and shall have a par value of $.001 per share.”

…

and

...

“Upon the filing of this Restated Certificate of Incorporation:

(a)Each share of Common Stock outstanding on the date this Restated Certificate of Incorporation is filed with the Secretary of State shall automatically become and be converted into one five hundredth (1/500) of a share of Common Stock (the “Reverse Split”). The par value of the Common Stock shall not be affected by the Reverse Split.  Fractional shares which would exist as a result of the reverse split of a shareholder’s total holdings shall be rounded to the next whole share.  No fractional shares shall be issued as a result of the Reverse Split.

(b)Each of the presently outstanding shares of Series B Convertible Preferred Stock, par value $.001 per share (“Series B Preferred Stock”), will, in accordance with the provisions of the Certificate of Designation creating the Series B Preferred Stock, automatically, without any action on the part of the holder, become and be converted into six tenths (6/10) of one share of Common Stock (determined after giving effect to the Reverse Split), and the shares of Series B Preferred Stock so converted shall thereafter have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation’s Board of Directors.”

A copy of the form of Certificate of Amendment of the Certificate of Incorporation of the Company is attached hereto as Appendix C .

The Reverse Split will become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day following the mailing of this Information Statement. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

Exchange of Stock Certificates As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected.  Following the Effective Time, the appropriate number of shares based upon the exchange ratio will be automatically combined and changed into one share of common stock, without any action on the part of the stockholder.  The number of shares of common stock issued and outstanding will then be reduced accordingly.  No additional action on our part or any shareholder will be required in order to affect the reverse split.   The Company expects that its transfer agent, PacWest Transfer Company will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders.  No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent.  Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.  PacWest Transfer Company does not charge a fee for each certificate issued representing New Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)
AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of the material U.S. federal income tax consequences of the Reverse Split to a current stockholder of the Company that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (sometimes referred to herein as a “U.S. stockholder”), and who holds stock of the Company as a “capital asset,” as defined in Section 1221 of the Code.  This discussion does not purport to be a complete analysis of all of the potential tax effects of the Reverse Split.  Tax considerations applicable to a particular stockholder will depend on that stockholder’s individual circumstances.  The discussion does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities).  The discussion also does not address any tax consequences arising under U.S. federal non-income tax laws, such as gift or estate tax laws, or the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock of the Company through such entities.

The following discussion is based upon the Code, U.S. Treasury Department regulations promulgated there-under, published rulings of the Internal Revenue Service (the “IRS”) and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time.  Any such changes or varying interpretations may also be applied retroactively.  The following discussion has no binding effect on the IRS or the courts.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s deemed exchange of Old Shares for New Shares pursuant to the Reverse Split.  The aggregate tax basis of the New Shares received in the Reverse Split should be the same as such stockholder’s aggregate tax basis in the Old Shares being exchanged, and the holding period of the New Shares should include the holding period of such stockholder in the Old Shares.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular stockholder may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Reverse Split, including tax reporting requirements, the applicability and effect of foreign, U.S. federal, state and local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Vote Required

The affirmative vote of the holders of a majority of all issued and outstanding shares of our Common Stock entitled to vote on these corporate actions has been received in the form of a written consent in lieu of special meeting.

Dissenters’ Rights of Appraisal

We are a Delaware corporation and are governed by the DGCL.  Holders of the Company’s Common Stock do not have appraisal or dissenter’s rights under the DGCL in connection with the Reverse Split or the filing of the Amendment as approved by Board of Directors and the stockholders of the Company.

Interest of Certain Persons in Matters to be Acted Upon

Immediately after the Reverse Split, as a result of the automatic conversion of the shares of the Company’s Series B Convertible Preferred Stock (which conversion could not occur until the Reverse Split), the holders of the Series B will attain voting rights for their shares.  Four of the six Series B holders presently hold shares of our Common Stock which, collectively, gives them voting control of our Company and this voting control also presently exists within the group consisting of our Chairman and his two relatives.  After the Reverse Split, our Chairman will hold 933,749 shares of New Stock, 53.3% of the 1,753,250 New Shares which will be outstanding; this will give him unilateral voting control of the Company.  No other director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split that is not shared by all of our other stockholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates.  You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330.  The SEC also maintains a web site on the Internet ( http://www.sec.gov ) where reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the SEC may be obtained free of charge.  The Company’s filings with the SEC are all accessible by following the links to “Investor Info” on the Company’s website at precaeroinc.com.
Additionally, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.  Requests and inquiries should be addressed to:

Investor Relations
Precision Aerospace Components, Inc.
2200 Arthur Kill Road
Staten Island, NY 10309

By Order of the Board of Directors

Andrew S. Prince
President and Chief Executive Officer

Appendix A

UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
PRECISION AEROSPACE COMPONENTS, INC.

The undersigned, being all of the members of the Board of Directors (the “Board”) of Precision Aerospace Components, Inc., a Delaware corporation (the “Corporation”), do hereby adopt the following resolutions by written consent in lieu of a meeting of the Board of the Corporation, pursuant to Section 141(f) of the Delaware General Corporation Law:

WHEREAS, the Board of Directors of the Company believes that a reverse stock split of the Company’s Common Stock (“Reverse Split”) will provide the Company a more suitable capital structure will better enable the Company to utilize its Common Stock to raise capital and as consideration in acquisition and other activities; and allow the Common Stock to trade in a more realistic price range; and

WHEREAS, the Company has, pursuant to the Securities Purchase Agreement it entered in July 2006, agreed to effect a Reverse Split; and

WHEREAS, the Corporation desires, at a time to be determined by the Board of Directors, to effect a reverse stock split at a ratio of 1 for 500, whereby every five hundred (500) shares of the authorized, issued and outstanding Common Stock of the Corporation shall be combined into one (1) share of authorized, issued and outstanding Common Stock of the Corporation (the “Reverse Split”).

WHEREAS, the Reverse Split will not change the percentage of fully diluted shares of Common Stock held by stockholders of the Corporation;

WHEREAS, the Corporation must file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) to effect the Reverse Split;

NOW, THEREFORE, BE IT

RESOLVED, that the Board of Directors hereby authorizes and approves the Reverse Split and the Amendment, substantially in the form attached hereto as Exhibit A; subject to the setting of the the record date for the Reverse Split, and the filing of the amendment to the Certificate of Amendment to the Company’s Certificate of Incorporation, be it further

RESOLVED, that the Board of Directors hereby authorizes the Corporation to seek by written consent the approval by the holders of a majority of the Corporation’s outstanding common stock (the “Stockholders”) of the Reverse Split and the Amendment; and be it further

RESOLVED, that the filing of the Amendment is contingent upon approval by the Stockholders; and be it further

RESOLVED, that at any time prior to the effectiveness of the filing of the Amendment with the Secretary of state of Delaware, notwithstanding authorization of the Amendment by the stockholders of the Corporation, the Board of Directors may abandon the Amendment without further action by the Corporation’s stockholders; and be it further

RESOLVED, that the Corporation, upon approval of the Stockholders, shall prepare and file with the SEC an Information Statement on Schedule 14C with respect to the approval of the Reverse Split and the Amendment by written consent in lieu of a stockholder meeting; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with each such officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents (including waiver agreements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of these resolutions.

This unanimous written consent of the Board of Directors of the Corporation may be executed in counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, have hereunto set their hands as of the 1st day of October 2009.

/s/ Alex Kreger	/s/ Robert Adler
Alex Kreger, Chairman	Robert Adler

/s/ Donald Barger	/s/ Chris Phillips
Donald Barger	Chris Phillips

/s/ Andrew Prince	/s/ David Walters
Andrew Prince	David Walters

Appendix B

WRITTEN CONSENT
OF THE
HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES
OF COMMON STOCK OF
PRECISION AEROSPACE COMPONENTS, INC.

The undersigned, being holders of a majority of the issued and outstanding shares (the “Holders”) of common stock, par value $.001 per share (the “Common Stock”) of Precision Aerospace Components, Inc., a Delaware Corporation (the “Corporation”), pursuant to Section 228 of the General Corporation Law of the State of Delaware, consents to the adoption of the following resolutions taking or authorizing the actions specified therein:

WHEREAS, the Board of Directors of the Company believes that a reverse stock split of the Company’s Common Stock (“Reverse Split”) will provide the Company a more suitable capital structure, will better enable the Company to utilize its Common Stock to raise capital and as consideration in acquisition and other activities, and allow the Common Stock to trade in a more realistic price range; and

WHEREAS, the Company has, pursuant to the Securities Purchase Agreement it entered in July 2006, agreed to effect a Reverse Split; and

WHEREAS, the Board of Directors of the Corporation, at a time to be determined by the Board of Directors, desires to effect a reverse stock split with a ratio of 1 for 500, whereby every five hundred (500) shares of the authorized, issued and outstanding Common Stock of the Corporation shall be combined into one (1) share of authorized, issued and outstanding Common Stock of the Corporation (the “Reverse Split”).

WHEREAS, the Reverse Split will not change the percentage of fully diluted shares of Common Stock held by stockholders of the Corporation;

WHEREAS, the Corporation must file a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to effect the Reverse Split; and

WHEREAS, the Board of Directors has authorized the Corporation to seek the written consent of the Holders to approve the Reverse Split and the Amendment.

NOW, THEREFORE, BE IT

RESOLVED, that the Holders hereby approve the Reverse Split; and be it further

RESOLVED, that the Holders hereby approve the Amendment, substantially in the form attached hereto as Exhibit A, to effect the Reverse Split, at such time as the Board of Directors determines in its discretion and without any further action by the Holders; and be it further

RESOLVED, that at any time prior to the effectiveness of the filing of the Amendment with the Secretary of state of Delaware, notwithstanding authorization of the Amendment by the stockholders of the Corporation, the Board may abandon the Amendment without further action by the stockholders; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with each such officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents (including waiver agreements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of these resolutions.

This written consent of the Holders of the Corporation may be executed in counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned, holders of a majority of the Corporation’s outstanding shares of common stock, have hereunto set their hands as of the 2nd day of October 2009.

Name: Alex Kreger By: /s/ Alex Kreger No. of Shares: 13,692,000	Name: Richard Henri Kreger By: /s/ Richard Henri Kreger No. of Shares: 2,436,000
Name: Aimee Brooks By: /s/ Aimee Brooks No. of Shares: 1,722,000	Name: Barron Partners, LP By: Barron Capital Advisors, LLC, its General Partner By: Andrew Barron Worden, President /s/ Andrew Barron Worden No. of Shares: 1,631,700

APPENDIX C

FORM OF
RESTATED CERTIFICATE OF INCORPORATION
of
PRECISION AEROSPACE COMPONENTS, INC.

Precision Aerospace Components, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.           The Certificate of Incorporation of the Corporation was filed with the Secretary of State on December 28, 2005 under the name Jordan 1 Holdings Company.

2.           The name of the Corporation was changed to Precision Aerospace Components, Inc. by a Certificate of Ownership and Merger of Precision Aerospace Components, Inc. into Jordan 1 Holdings Company which was filed with the Secretary of State on July 24, 2006.

3.           The Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

FIRST: The name of the Corporation is Precision Aerospace Components, Inc. (the “Corporation”).

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose or purposes of the Corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this Corporation is authorized to issue is one hundred ten million (110,000,000) shares, of which:

III.	Ten million (10,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.001 per share; and

IV.	One hundred million (100,000,000) shares shall be designated as Common Stock, and shall have a par value of $.001 per share.

Authority is hereby expressly vested in the Board of Directors of the corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences, and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

a)	The number of shares constituting the series and the designation of such series.

b)
The dividend rate on the shares of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the corporation’s capital stock, and whether such dividends shall be cumulative or non-cumulative; and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation.

c)
Whether the shares of such series shall be subject to redemption by the corporation at the option of either the corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

d)	The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

e)
Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of the corporation’s capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges.

f)	The restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock.

g)
The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series.

h)	The provisions as to voting, optional and/or other special rights and preferences, if any.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

FIFTH: Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make adopt,, alter or repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation entitled to vote with respect thereto to alter or repeal any by-law whether adopted by them or otherwise and subject to the provisions of any By-law limiting the right of the Board of Directors to make certain modifications to the By-laws.

SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.  If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

EIGHTH: The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

4.           Upon the filing of this Restated Certificate of Incorporation:

(a)Each share of Common Stock outstanding on the date this Restated Certificate of Incorporation is filed with the Secretary of State shall automatically become and be converted into one five hundredth (1/500) of a share of Common Stock (the “Reverse Split”). The par value of the Common Stock shall not be affected by the Reverse Split.  Fractional shares which would exist as a result of the reverse split of a shareholder’s total holdings shall be rounded to the next whole share.  No fractional shares shall be issued as a result of the Reverse Split.

(b)Each of the presently outstanding shares of Series B Convertible Preferred Stock, par value $.001 per share (“Series B Preferred Stock”), will, in accordance with the provisions of the Certificate of Designation creating the Series B Preferred Stock, automatically, without any action on the part of the holder, become and be converted into six tenths (6/10) of one share of Common Stock (determined after giving effect to the Reverse Split), and the shares of Series B Preferred Stock so converted shall thereafter have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation’s Board of Directors.

5.           Set forth as Exhibit A to this Restated Certificate of Incorporation is a Statement of Designations setting forth the rights, preferences, privileges and limitations of a series of Preferred Stock consisting of seven million one hundred thousand (7,100,000) shares and designated as the Series A Convertible Preferred Stock.

6.           This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

7.           The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its president this __th day of _______, 2009.

/s/  Andrew S. Prince
Name: Andrew S. Prince
Title: President and CEO